SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

February 7, 2005 (February 1, 2005)

Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23644	95-2848406
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

380 Madison Avenue New York, New York 10017 (Address of principal executive offices)

(212) 588-4000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communication pursuant to Rule 425 under the Securities Act (17. CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17. CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17. CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17. CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 15, 2004, Investment Technology Group, Inc. (“ITG”) entered into an agreement (the “Agreement”) with Morgan Stanley Capital International Inc. (“MSCI”) and its subsidiary BARRA POSIT Inc. for the purchase of BARRA POSIT Inc.’s fifty-percent interest in the POSIT Joint Venture (the “Joint Venture”).  The acquisition was consummated on February 1, 2005.  As a consequence, ITG is the sole owner of the Joint Venture, including all intellectual property relating to POSIT and TriAct.

A purchase price of $90 million was paid at the closing of the transaction.  In addition, a contingent payment equal to 1.25% of ITG’s consolidated world-wide revenue derived from the business of the Joint Venture (the “Earn-Out Payments”) will be payable each fiscal quarter through the tenth anniversary of the closing date of the transaction.  ITG is obligated to accelerate any remaining Earn-Out Payments upon a change of control.  In addition, at any time, ITG may elect at its option to accelerate any remaining Earn-Out Payments.

For additional information, please refer to the Joint Venture Interest Purchase Agreement, dated December 15, 2004, as filed by ITG on an 8-K dated December 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.
(Registrant)

Date: February 7, 2004	By:	/s/ Howard C. Naphtali
Howard C. Naphtali
Chief Financial Officer and
Duly Authorized Signatory of Registrant